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Set forth below are the transcript and the presentation made by management of Cytyc at the Banc of America Securities Health Care Conference on May 30, 2007 at 7:40 P.M. (Eastern).

Cytyc Corporation

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May 30, 2007

Speaker:	…joining us. Before we start, I have two announcements I need to make. One is, please join us this evening for a cocktail reception and dinner at Tower at the Venetian. Shuttles depart the Four Seasons Lobby at 6:45 until 7:30 p.m. and they return to the Four Seasons starting at 9:30 to 10:15 p.m. And please remember to bring your name tags and a valid ID as required for entering the Tower tonight. If you plan to bring a guest, please stop by the registration desk in Desert Willow foyer to have a tag created for them.

And the second one is, the public appearance statements. As you are aware, we are required to make a number of conflict of interest and related disclosures in connection with our participation in this conference and the companies that we may discuss. If you would like to review these important disclosures, please pick up the packets containing the public appearance disclosures at the back of this room. PDF copies can be accessed by those of you viewing these presentations via webcasts.

And with that, we’d like to welcome Patrick Sullivan and also Tim Adams from Cytyc for the presentation now.

Patrick:	Thank you, and good afternoon. It’s a pleasure being here in Las Vegas. What I’d like to do today is first off, by probably the most important slide that you’ll want to see today which is the forward-looking statements. This is a record for Cytyc. We have seven slides with forward-looking statements related to the Hologic transaction as well as other risk factors associated with 10-Ks and 10-Qs. So if you have questions or concerns, please refer to our risk factors statements that are in those filings. And once I get through these, we will go on to the presentation. This relates to the filling of the S-4, the 8-K, the 10-K, and the stockholder proxy statements that will be issued in connection with the transaction.

So there. We’ve been through it. What I’d like to do this afternoon is spend about 10 minutes really going smartly through the Cytyc base business and then spend about 5 to 10 minutes on the Hologic-Cytyc combination, and then open it up for about 10 minutes for questions. But I think for us, at Cytyc, it really is, and has been, our objective to deliver 20% earnings growth, both top-line and bottom-line through organic research that we’ve done, as well as mergers and acquisitions. And to continue to increase our PBIT yield or PBIT leverage.

And one of the key strategic goals of mine is to really increase the bench strength of the organization, because one of the things that I think is a constraint to growth in any fast-growing organization is the ability to attract, motivate, and retain top talent. And that clearly is a key objective of ours.

When you look at Cytyc in 2003, we were a one-product company, did $303 million in revenue. That was one product. That was the ThinPrep Pap Test. It was on a worldwide basis, it was this file and that was it. During that year we launched

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the ThinPrep Imaging System, which really started the diversification, acquired Novacept in 2004, Proxima in 2005, and you can see that diversification of the product lines growing from virtually 100% ThinPrep in 2003, to over $600 million in revenue in 2006, and really diversifying away from strictly a diagnostics business, where today we have virtually about a third of our business in surgical products and two-thirds in diagnostics.

We have four different divisions that I organized the company in the middle of last year – surgical products, diagnostic products, the international – which markets both of those products to all of our international locations – and then we’ve got a group specifically focused on M&A activity, as well as investing in young venture-backed companies.

To go through the surgical products business, start off with the three products that are in depth, product portfolio, the NovaSure endometrial ablation product that is a treatment for women that have abnormal bleeding. That’s a 2.5 billion market opportunity. MammoSite put us in radiation therapy for women that have had a lumpectomy or breast cancer play. It’s a $300 million opportunity. And along with MammoSite came GliaSite, which is a very interesting product for treating patients that have had brain cancer.

To start off with, the NovaSure procedure, this is a best-in-class product, the best in the market. It’s a four-minute, very quick, out-patient procedure. Major benefit, no pretreatment required. Has the highest success rate in the marketplace and has just been a tremendously successful product for us. In 2003, under Novacept, this product did $38 million in revenue. We expect to do $225 million in revenue in NovaSure procedures this year.

When you look at the endometrial ablation market, it’s large. If you only defined it as those women that are having the procedure hysterectomy, a dilation curettage, a GEA procedure, it’s about 600,000 to 700,000 procedures. When you add to that those patients who have abnormal bleeding that are put on hormone therapy, which fails 50% of the time, the market is 2.5 million women. When you look at those that suffer in silence, and then the total number of patients suffering from this disorder, it’s 7 million women, which represents a $7 billion market opportunity. This product has been growing quite rapidly for us since the acquisition occurred.

When you look at this product versus all the others on the market, clearly the market leader for a couple of reasons. J&J led the competition in this market when they acquired Gynecare back in 1998, 1999. Boston Scientific has an offering. American Medical Systems, Microsulis out of UK – they’re now out of the market, they have shut down. And then NovaSure, being the radio frequency device.

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Quick comparison, procedure time 30 minutes for all of them, with the sole exception of NovaSure, 4 minutes. When you look at the time that energy is applied to ablate the endometrial tissue, 8 to 10 minutes in all the other cases. In the case of NovaSure it’s 90 seconds. Major advantage is there’s no pretreatment required. All the other devices require some sort of pretreatment, 30 to 60 days prior to the woman receiving the ablation procedure. NovaSure, you could have the woman identified in the morning, bring her in in the afternoon, and perform the procedure. Has the highest success rates of all of the procedures listed on this page.

Reimbursement is very favorable. It came down a little bit, a skosh last year when CMS came up with the final reimbursement numbers, but clearly, for the physician, and for the hospital, there’s adequate reimbursement. Our product cost, AUP is around $995 and we have raised prices twice over the last two years without any adverse indication on our volumes at all.

To come back to this overall market opportunity, if you look at just NovaSure, of the 600,000 procedures that are done, we are clearly the market leader, 62%. But when you look at it of the 7 million women who are suffering from the disorder, it’s only 3% market share. We have met with the FDA to consider what we call NovaSure for elective use, that is, women who don’t suffer from abnormal bleeding, but normal women with normal periods that just for their own – want to rid themselves of their monthly period. We are starting a trial that we’d expect to have done by the end of next year with the launch of that indication in 2009, which is a billion dollar market opportunity.

To come to the second product in our surgical products division, it’s the MammoSite Radiation Therapy device. It’s a method for really providing women who have had a lumpectomy with radiation therapy, post-lumpectomy, as opposed to whole breast radiation. This product we’ve been through the FDA process. It’s on the market. We now have five-year data. In total we’ve done about 25,000 procedures since the product was approved in 2003. What the product is, it’s a device where a balloon is inserted into the lump where the cancer is removed. It’s infused with saline solution and then through this catheter, a radiation source is basically threaded through that catheter twice a day for 5 days and it delivers the same therapeutic dose as a women going to whole breast radiation for 30 days twice a day. So major benefit for this procedure is that it shortens the procedure time significantly for the patient, compliance is much higher, the cosmesis is better in many cases, and the outcome, or the recurrence of cancer, is equivalent to that of whole breast radiation. So we think this is a much better way to provide a patient with radiation therapy post-lumpectomy.

The market is large. If you look at the number of breast cancer cases, 275,000 in the United States every year, including DCIS. And you remove from that eligible patient population – those patients for whom MammoSite is not appropriate –

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those patients with a small breast, those that prefer to have a mastectomy versus the lumpectomy, and those that have pathology where their lymph nodes are involved in the breast cancer would not be candidates. It’s 126,000 procedures per year times our AUP of $2,500 per procedure. That’s a $300 million market opportunity for us. In total, we’ve penetrated about 10% of that market today.

This is a very good story. Reimbursement is very high for this procedure. When you look at it from the breast surgeon’s perspective, a breast surgeon today does not participate in any reimbursement once they perform the procedure, when a patient goes on to whole breast radiation. In the case of MammoSite, they now participate to the tune of about $4,500 in reimbursement that was not available to them. So a major motivator for the breast surgeon is not only the benefit for the patient of 5 days versus 30 days, but from a procedure basis that breast surgeon now participates in the reimbursement scheme, as well as the radiation oncologist participates in a manner in which they were accustomed to with whole breast radiation.

The other product that we acquired in February of this year is a product that puts us into hysteroscopic sterilization. This product would compete with Conceptus, as an alternative to tubal ligation. It uses radio frequency, much as our NovaSure device does today. A one-time use delivery catheter that we would expect to have margins like our other surgical products, in excess of 80%. We will submit to the FDA the last two modules by the end of the second quarter, so by the end of June, and we would expect approval by the beginning of next year. Big market opportunity, 700,000 tubal ligations performed every year and thanks to another entrant already in the marketplace, reimbursement is already established for this procedure.

So when you look at surgical products, it is really the growth story today of the Cytyc’s business. All of the surgical products are growing quite nicely. With NovaSure, NovaSure elective use, MammoSite, and Adiana, we think we are in great shape as a growth story in the Cytyc surgical products.

To go to the flagship products, the diagnostic products, the second side of the story, this is products on which the company was founded back in the late ‘80s and the early ‘90s and they really encompass, essentially, the replacement for the Pap smear. With the ThinPrep Pap Test and the ThinPrep Imaging System, those were the two products for which the company was founded. And we’ve recently acquired Adeza Biomedical in February as well, which provides for us Fetal Fibronectin Test and we’ve got an internal development program that provides us some additional product for our laboratory customers called Celliant.

When you look at the ThinPrep Pap Test, major advantages over the conventional Pap smear, the adoption of this product, there was no improvement in cervical cancer screening from 1940 to 1996 when the ThinPrep was approved. But when

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you look at the rate of cervical cancer in ‘97 through 2005, we’ve seen a significant 28% reduction in cervical cancer as a result of significant market penetration from literally, virtually zero in 1996 to ThinPrep today is about 70% of the market. So we think that we have had a significant improvement in the detection of cervical cancer with the launch and widespread adoption of the ThinPrep Pap Test. And it’s just simply better than the conventional Pap smear.

Second product of this category is the Imaging system. So you have the ThinPrep slide at the laboratory. The cytotechnologist can miss – so they give me 10 hours of one-on-ones, so now my voice gives out. Excuse me. This is a product that really protects the ThinPrep share. It improves the laboratory economics, it’s more accurate and it shows improved diagnosis of cervical disease.

Reimbursement is a very good story here. When you look at the ThinPrep, we’ve increased reimbursement by about $20 versus the conventional. On the Imaging system, we continue to improve it by $9 versus conventional, and the laboratories can make about 75% more revenue by using the Imaging system. So not only is it better medicine, but it’s better economics.

When you look at the adoption of the Imaging system from approval in the middle of 2003 to today, at the end of the fourth quarter we had 40% of the market. LabCorp, at the end of the fourth quarter, about 66% of their volume was imaged using the ThinPrep Imagining System. As many of you know, we’re in the process of an evaluation at Quest in four of their laboratories as we speak.

The Celliant system is simply another laboratory add-on product that we are in the process of clinical, essentially, beta-site testing, and expect to launch this product in the second half of this year. It’s a complete synergistic add-on product to our laboratory sales force, with a $200 million market opportunity. So leveraging our laboratory sales force is the – with our existing customers – is the headlines for this product.

And further, the Fetal Fibronectin Test, the Adeza acquisition, FDA approved, is now in the hands of our sales force. We think this is a tremendous synergistic fit with our OB/GYN sales force, and our laboratory sales force. We’re bringing marketing muscle to this product three times that that Adeza had behind the product in the January-February timeframe. So we think we’ll have significant impact in improving the uptake and adoption of the Fetal Fibronectin Test.

Second to that, the Gestiva product, which is a therapeutic for preventing preterm birth. So one of the issues with Fetal Fibronectin is, if you have a positive, which you may have positive predictive values 15 to 30%, what does the doctor do? For the case of Gestiva, now you have the answer. You just provide the patient with six doses of Gestiva during the last six weeks of pregnancy and you reduce her risk of delivering preterm. This product, we believe, is $100 million market opportunity for us. We received an approvable letter in October of last year and expect to have the product on the market in the second half of next year.

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International has been a growth story for us as well, 30% year-over-year growth. We are in 20 countries, virtually direct in all countries. We go through distributors in China and service that through Hong Kong, but virtually we’re across the world, a direct presence. If you look at the overall market growth, 40 million in 2004, growing 30% year-over-year to 2006. We think we are way under penetrated in the international markets. Most medical device companies should have somewhere between 30 to 50% of their revenues outside the United States, we’ve got 12. So we think we’ve got tremendous growth opportunities.

Near term, with the ThinPrep Pap Test, big market opportunities there, over 100 million tests on a worldwide basis. Europe is growing quite nicely. Virtually two-thirds of the UK market, we believe, will be ThinPrep, and we’re about half way through that market adoption to 100% liquid-based cytology. Asia-Pacific and the rest of the world are tremendous market opportunities.

NovaSure also has a lot of runway internationally with a greater than $100 million market opportunity. We’re just launching that product in selective countries where we have the infrastructure in the UK and Canada and Australia, where we think we have significant market opportunity for the NovaSure product.

So our international strategy is really to capitalize on the near-term growth of ThinPrep, on the diagnostic and imaging side, to really leverage that GYN presence with the NovaSure procedure and lay the foundation for our MammoSite breast cancer product.

And now I’d like to turn to perhaps what we’ve been talking about mostly for the last week and a half, the merger announcement of Cytyc with Hologic, to really create a global leader in women’s health. And I think this is, for me, a compelling and provocative story, the combination of two leaders in their respective industries that will allow us to build a platform with best-in-class products to really lead the market in providing the best products for women’s health.

When you look at the strategic rationale, it allows both companies to expand the product portfolio. We simply have a broader coverage. The sales coverage is phenomenal — OB/GYNs, radiation oncologists, breast surgeons, radiologists – all related to women’s health. And I think this is a very strategic and very important combination that gives us a lot of scale to really leverage our OB/GYN sales force, to provide for cross-selling synergies, particularly on the breast side, on the osteoporosis side, as well as internationally where Hologic today mostly goes through the distributor model. As I mentioned earlier, we go direct, so I think there’s opportunity to, on selected countries, to potentially go direct, which is my favorite model. And, where we particularly may have a weak distributor, where we use distributors, we may be able to piggyback on some very strong Hologic distributors.

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I think combined we have a significant cash flow generation, market leader in virtually all products that we provide, proven management teams in place in both companies to really make this a significant growth platform in the future.

And if you just look across the products, I think this is compelling. You look at all of the issues that a woman faces in her life – cervical cancer screening, preterm labor, endometrial ablation, contraception, osteoporosis, radiation therapy, biopsy for breast cancer, breast cancer screening – we have the portfolio of products that are the best-in-class. And this is my favorite slide. If you look across the markets that we will compete in, the seven markets here, where we have products on the market – we don’t have them yet on permanent contraception or endometriosis – we are number one, and will be number one in virtually every market that we serve. In huge markets, the combined growth and strength of these two companies together, I think, is just simply much better than either one of us would be on our own.

So let’s give you a transaction overview. As you probably saw in the press release it’s .52 Hologic shares and 16.50 for each Cytyc share. The pro forma ownership will be Hologic 45%, Cytyc 55%. The NewCo will be Hologic headquarters in Bedford, Massachusetts. We will maintain the Cytyc name. I will become the Chairman of the Board, Hologic will have six Directors and Cytyc will have five. I’d like to introduce Jack Cumming in the back of the room who is sitting in my presentation. Jack’s going to give me a download on how I did today on the presentation. He will be the Chief Executive Officer of the combined companies. We’ll have the traditional shareholders of both companies approving the transaction with HSR approvals, et cetera. Expect to perform some financing in the terms of probably around $2.3 billion in debt and the balance in Hologic shares. And we would expect to close in the third quarter of this year.

Financial rationale, I think, is as compelling as the market story, where we will have multiple platforms to really enhance the top and bottom-line growth, really enhance the diversification of both companies. The last quarter annualized EBITDA of nearly $440 million. We’ll have both revenue and cost synergies. On the call we talked about $75 million in revenue, $25 million in synergies. That was done with a very small group of individuals. In the process, we think, as we get our management teams involved, we’ll obviously be refining those estimates. As we discussed, expected to be more than 10 cents accretive to adjusted earnings per share and significantly more accretive thereafter, with a combined EBITDA of the two companies, a very rapid pay down of the debt.

When you look at the two companies together, the last quarter annualized, we’re basically the same number, $720 million in revenue. So in total, the combined companies will be $1.4 billion in revenue. Gross margins being blended together of about 60% and an EBITDA, as I mentioned, of about $440 million.

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So that overall 2008 guidance we gave a week ago Monday was a revenue guidance of $1.70 – sorry, revenue guidance of $1.7 billion, the adjusted earnings per share of $2.35 to $2.40, gross margins in the 65% range. And again, coming back to the first slide I put up in the presentation, our goal is to provide for a 20% top-line and bottom-line growth. And I think with the combined companies, there’s – we feel very confident in our ability to deliver to investors that type of both top-line and bottom-line growth.

So I think this is a compelling opportunity to create, really, a comprehensive leader in women’s healthcare. We’ll have the broadest portfolio, number one products, across a board number of women’s healthcare needs, expands the sales portfolio at over 450 sales people in the combined companies and we’ll be able to offer integrated solutions related to screening, diagnosis, and therapeutics.

A couple issues I’d like to just touch on that people have asked me and then we’ll open it up for questions. The question has become, well, gee, what are the sales synergies? The obvious ones we talked about were breast cancer product offerings from detection using mammography. The Celliant product which is best-in-class, rapid growth, rapid adoption. You look at the Suros products, breast biopsy, combining where they are in the radiology centers, combining their products with our product offering in the breast surgeons, I think is very synergistic on the revenue side. And then finally, the international opportunity, I think, is tremendous.

But one thing that I think in the market, quite frankly, is missing. And that is the power of the Cytyc OB/GYN sales force. We converted the market from the conventional Pap smear in 1996 to the ThinPrep Pap Test. We don’t sell to the OB/GYN. We don’t sell to the OB/GYNs. Our market and commercial relationship was with the laboratories. But what we found in 1996 was the labs were unwilling or unable to convert unless we went out and marketed to the OBs. So we did that with the ThinPrep Test, 70% market share. We did that with the Imaging system to basically get the labs to listen to the OBs, because the OBs were basically demanding that of their laboratory customers. We’ve done that with NovaSure, where most doctors didn’t even ask their patients about abnormal bleeding, and we’re going to do it with mammography.

If you think about a woman going in for her well-patient visit, her screening visit every year, she’s going to get osteoporosis if she’s of that age. She’s going to get a clinical breast examination, and she’s going to get a pelvic examination and a Pap test. And in the combined companies, we’re going to be able to provide to them, basically, the best products across all of those classes.

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And finally, I’ll leave you with this little statistic. When you look at patients physicians that refer to the mammography center, 87% of the OB/GYNs refer patients to mammography, that’s compared to 30% with internal medicine doctors and 22% with family practitioners. So the women don’t just show up at the mammography center because they look in the Yellow Pages and try to figure out where they’re going to get their mammography done. They listen to their doctors , and we have shown the ability and the wherewithal to influence that patient referral pattern. And this is why, for me, it makes such strategic sense that we’re going to be able to move mammography quicker, the adoption quicker, as well as utilization to mammography centers at a faster rate than Hologic would on their own.

So with that, I guess we should open it up to questions.

Q:	Great, thanks…

Patrick:	If you have one for Tim…

Q:	Thanks, Patrick. Yeah, I’ll start off with the first question. Why do you think this is the right time for this deal, and I would say that the structure of the merger is interesting and out of the ordinary in a sense that Hologic will be acquiring you guys. And why – can you walk us through the rationale behind why Hologic is acquiring you, as opposed to the other way around?

Patrick:	Well, I think the easy answer to your last question is because the numbers work. If you look at it from our perspective, the numbers simply don’t work from an accretion/dilution perspective. When you look at it from the Hologic side – I mean you saw the numbers. They’re very accretive with a transaction the other way around. And Jack and I talked about this openly. He said, “Well, whether you buy me or I buy you, it really doesn’t matter. I think we should put these two companies together.” And I agreed. And so it came out with the Board structure, et cetera, and we’re both very comfortable with that.

In terms of the timing, I’ve known Hologic for probably 10 years. We first looked at them in the mid-’90s with the bone density optometry product, as we were looking at other acquisition opportunities. And Jack called me a couple months ago said, “I think it’s time.” I hadn’t really looked at how they’re doing, but I looked at their December quarter, $163 million in revenue. I looked at ours, $163 million in revenue. I said, “I think it’s time.” They’re on a very rapid adoption of digital mammography and I think together we’re just much, much better together than we are apart. Why today? I guess I could say, “You know, Jack, I’m thinking about asking you to the prom next year. Would you maybe we should go on a date and see if…,” I think the timing is right and the stars are aligned. We should do it why it makes sense. If we didn’t do it today, who knows, a year from now or two years from now, he’d be doing something else, we’d be doing something else and

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we wouldn’t have the opportunity to create the global leader in women’s health. All the other opportunities out there that we looked at – we’ve been in competition with Hologic on all of the M&A deals we’ve done. They’ve looked at them, we’ve looked them. We’ve won some, they’ve won some. But this is an opportunity to basically stop doing that and work on it together.

Q:	Great, thanks. I’ll go to the floor. Any questions?

Patrick:	Should we repeat the questions so that…we don’t have to.

Q:	Pat, you were saying that 89% of the OBs refer patients to the mammography centers…

Patrick:	87%

Q:	Or 87. How many of the patients that go to mammography centers are being referred by the OB/GYN? So in other – not – I understand that 89% of their – are referring, but how many of the ones that actually end up at mammography were driven by the OBs as opposed to other docs or going on their own? Do we know that?

Patrick:	The vast majority are being driven by OB/GYNs. If you look at OB/GYNs, they are by – in many cases, the primary care physician for women across the United States, as opposed to the IM or the FP. And so the OB is the primary caretaker for women and you think about, when you think about the referrals for women age 40 who would start to need to have their mammograms, who do they ask? I mean who do they trust? And they’re going to ask their doctors about where they should go have their mammogram read. So I think the OB channel is a very strong channel that we will influence, no question. In fact, when Jack started talking with me about two months ago, our MammoSite sales force had put together a Get-a-Mammogram marketing program for OB/GYNs. So we’re already marketing to OBs about the need for women to get their annual mammogram, because that’s going to drive additional sales of MammoSite. So for us, this is a logical next step.

Speaker:	Great, time is up, but if you guys have any other questions, we’ll step out…

Patrick:	Tim, nice job.

END

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Disclaimer Regarding Forward-Looking
Statements
Forward-Looking Statements Regarding Cytyc
Investors are cautioned that statements in this presentation which are not strictly historical statements, including, without limitation, Cytyc's future financial condition, operating results and economic performance, and management's expectations regarding key customer relationships, future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions of Cytyc that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements.  Risks and uncertainties include, among others, the successful integration of acquired businesses into
Cytyc's business, dependence on key personnel and customers as well as reliance on proprietary technology, uncertainty of product development efforts and timelines, management of growth, product diversification, and organizational change, entry into new market segments domestically, such as pharmaceuticals, and new markets internationally, risks associated with litigation, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and healthcare reimbursement policies in the United States and abroad, introduction of technologies that are disruptive to
Cytyc's business and operations, the potential consequences of the restatement of Cytyc's

Disclaimer Regarding Forward-Looking
Statements (continued)
financial statements for the period 1996 through 2002, relating to certain employee stock option exercises, including the impact of the expected any regulatory review or litigation relating to such matters, the impact of new accounting requirements and governmental rules and regulations, as well as other risks detailed in Cytyc's filings with the SEC, including those under the heading "Risk Factors" in Cytyc's 2006 Annual Report on Form 10-K/A and
Adeza's 2006 Annual Report on Form 10-K, all as filed with the SEC.
Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Disclaimer Regarding Forward-Looking
Statements (continued)
Forward-Looking Statements Regarding the Proposed Hologic-Cytyc Transaction
This presentation also includes forward-looking statements about the timing of the completion of the transaction, the anticipated benefits of the business combination transaction involving Hologic and Cytyc, including future financial and operating results, the expected permanent financing for the transaction, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts.  Hologic and
Cytyc caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information.
These include risks and uncertainties relating to: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the parties may be unable to complete the transaction because conditions to the closing of the transaction may not be satisfied; the risk that the businesses will not be integrated successfully; the transaction may involve unexpected costs or unexpected liabilities; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; the need to develop new products and adapt to

Disclaimer Regarding Forward-Looking
Statements (continued)
significant technological change; implementation of strategies for improving internal growth; use and protection of intellectual property; dependence on customers' capital spending policies and government funding policies, including third-party reimbursement;
realization of potential future savings from new productivity initiatives; general worldwide economic conditions and related uncertainties; future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors; and the effect of exchange rate fluctuations on international operations. In addition, the transaction will require the combined company to obtain significant financing. While Hologic has obtained a commitment to obtain such financing, including a bridge to the permanent financing contemplated in the presentation, the combined company’s liquidity and results of operations could be materially adversely affected if such financing is not available on favorable terms.
Moreover, the substantial leverage resulting from such financing will subject the combined company’s business to additional risks and uncertainties.  The risks included above are not exhaustive.  The annual reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents Hologic and Cytyc have filed with the SEC contain additional factors that could impact the combined company’s businesses and financial performance.  The parties expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the parties’ expectations or any change in events, conditions or circumstances on which any such statement is based.

Important Information for Investors and
Stockholders
Hologic and Cytyc will file a joint proxy statement/prospectus with the SEC in connection with the proposed merger. HOLOGIC AND CYTYC URGE INVESTORS AND
STOCKHOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN
IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY
EITHER PARTY WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT
INFORMATION.
Investors and stockholders will be able to obtain the joint proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at
www.sec.gov.  In addition, documents filed with the SEC by Hologic will be available free of charge on the investor relations portion of the Hologic website at www.hologic.com.
Documents filed with the SEC by Cytyc will be available free of charge on the investor relations portion of the Cytyc website at www.cytyc.com.

Participants in the Solicitation
Hologic, and certain of its directors and executive officers, may be deemed participants in the solicitation of proxies from the stockholders of Hologic in connection with the merger.
The names of Hologic’s directors and executive officers and a description of their interests in
Hologic are set forth in the proxy statement for Hologic’s 2006 annual meeting of stockholders, which was filed with the SEC on January 25, 2007. Cytyc, and certain of its directors and executive officers, may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the merger. The names of Cytyc’s directors and executive officers and a description of their interests in Cytyc is set forth in Cytyc’s
Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006, which was filed with the SEC on April 30, 2007.  Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Hologic’s and Cytyc’s directors and executive officers in the merger by reading the definitive joint proxy statement/prospectus when it becomes available.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP financial measures "adjusted EPS"
and “EBITDA”. Adjusted EPS excludes the write-off and amortization of acquisition-related intangible assets, and tax provisions/benefits related thereto. EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization expense. Neither adjusted EPS nor EBITDA is a measure of operating performance under GAAP.  We believe that the use of these non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts.  When analyzing our operating performance, investors should not consider these non-GAAP measures as a substitute for net income prepared in accordance with GAAP.

Growth Objectives and Strategy
Deliver 20+% long-term earnings growth through:
Global organic growth across divisions
Internal research and development
Strategic acquisitions and partnerships
Grow existing businesses resulting in continued
revenue growth and improved PBIT margins
Enhance organizational bench strength by attracting,
motivating, and retaining top talent to support
business needs

0
100
200
300
400
500
600
700
800
900
1 Billion
Growth through Diversification
2003
2005
2006
Diagnostic International
Surgical
$303
Millions $
$508
$608
10%
90%
61%
29%
10%
11%
34%
55%
73%
16%
11%
2004
$394

Corporate Structure
Domestic Surgical Products Division
NovaSure
®
Endometrial Ablation
MammoSite
®
Radiation Therapy
Gliasite
®
System
Domestic Diagnostic Products Division
ThinPrep
®
Pap Test
ThinPrep
®
Imaging System
Cellient
™
Automated Cell Block System
Full Term
®
: The Fetal Fibronectin Test
International Division
Cytyc Development Company

A Leading Provider of Innovative Medical Technology Surgical Products

Domestic Surgical Products
Changing medical practice with innovative
medical technology
NovaSure Endometrial Ablation
• Treatment for excessive menstrual bleeding:  $2.5 B market opportunity
MammoSite Radiation Therapy
• Treatment of early-stage breast cancer:  $300 M opportunity
GliaSite System
• Post-surgical radiation therapy for malignant brain tumors:
$100 M market opportunity

NovaSure Procedure NovaSure Procedure 4-minute, outpatient procedure No pretreatment drugs required Conscious sedation Recovery = 1 hour Highest success rates Reimbursement established nationwide

Endometrial Ablation: A Large and
Underserved Market
Estimates per Cytyc Corporation *All age groups
Hysterectomy,
D&C, GEA
0
1
2
3
4
5
6
7
8
Total
Suffering
Silent
Sufferers
Hormonal
Therapy
7m
4.5m
1.8m
0.7m
1 in 5 women
suffers from
Abnormal Uterine
Bleeding
2.5 million women
seek treatment*
In Millions
2.5 m

NovaSure’s
NovaSure’s
Competitive Advantage
Competitive Advantage
1.4 4.2 None No NovaSure
RadioFrequency
3.5 39.3 Lupron Yes Microsulis
Microwave
10-12 24 Lupron Single Yes AMS Her Option
Cryotherapy
8 26.4 Lupron Double Yes BSC HTA
Hot water
10 27.4 D&C Yes J&J Therma
Choice
Hot water
Treatment
Time*
Procedure
Time*
Pre-Treatment
Modality
Product
*minutes

Favorable Reimbursement:  2007
CPT Code 58563: Endometrial Ablation
~ $1,185 $336 ~ $1,090 Margin
~ $1,000 0 ~ $1,000 Product cost
$2,185 $336 $2,090 Reimbursement
M.D. Institution
M.D. Office Outpatient Hospital
(Illustrative)

GEA Market Opportunity 2006 NovaSure Market Share and Total Procedure Potential NS Share = 62%* NS Share = 9% NS Share = 3% * Note:US NovaSure dollar share equals 69%

MammoSite Radiation Therapy
MammoSite Radiation Therapy
Creating new standard of care
Deliver optimal dose of radiation
to tissue at highest risk of
cancer recurrence
Minimize damage to healthy
tissue
Expanding data supports partial
breast radiation and MammoSite
Clinical trial (5-year data; 43
patients): 0 recurrences
ASBS registry (2-year data;
1,400 patients)
MammoSite RTS
afterloader accessories
MammoSite RTS applicator

MammoSite Procedure
MammoSite Procedure
STEP 1:
After tumor removal,
uninflated balloon
placed in the tumor
resection cavity
STEP 2:
Fill balloon with saline
solution to create a
symmetric sphere
Allows for
calculation of the
radiation treatment
STEP 3:
Deliver radiation by
placing a radioactive seed
into the catheter using
commercially available
afterloaders
Two 15-minute
procedures per day for
5 days

0
50,000
100,000
150,000
200,000
250,000
300,000
MammoSite Market Opportunity
275,221
189,490
131,695
126,002
MammoSite Primary
U.S. Cases of Breast Cancer and DCIS (.4% Incidence, 40+)
Patients Eligible for Breast Conserving Therapy (Excludes >3cm, Size A)
Patients Receiving Breast Conserving Therapy (70%)
Patients Eligible for Mammosite (Excludes women <45, Pathology)
Market Opportunity
Large tumors
70% elect BCT
Surgical
margins or
lymph node
involvement

MammoSite Reimbursement:  2007
MammoSite Reimbursement:  2007
5-6 days 30-35 days Treatment Time
$12,660 $10,545 Professional Fee:  Free-
standing Center (radiation
oncologist)
$  1,705 $  2,565 Professional Fee Hospital
(radiation oncologist)
$12,445 $  8,725 Hospital Facility Fee
MammoSite
Radiation
Whole Breast
Radiation
Radiation Delivery
$  4,490 NA Office (breast surgeon/
radiation oncologist
$     190 $90 Hospital (breast surgeon)
Separate
Procedure
At Time of
Lumpectomy
Placement of Catheter
Illustrative
19297 19296

Hysteroscopic Sterilization -- Adiana
Hysteroscopic Sterilization -- Adiana
Alternative to tubal ligation
Radiofrequency generator
One-time-use delivery catheter
FDA process underway
Complementary to NovaSure Endometrial
Ablation System
$1 billion U.S. market opportunity
Reimbursement established

Cytyc Surgical Products - Summary
Cytyc Surgical Products - Summary
Changing medical practice with products that address
potential US markets > $5B
NovaSure best-in-class product addressing a $2.5B
market
NovaSure Elective use  > $1B
MammoSite creating a new standard of care with
$300MM US opportunity
Hysteroscopic sterilization – Adiana
•
$1B U.S. market opportunity

A Leading Provider of Innovative Medical Technology Diagnostic Products

Domestic Diagnostic Products Domestic Diagnostic Products ThinPrep ® Pap Test ThinPrep ® Imaging System FullTerm ® : The Fetal Fibronectin Test Cellient ™ Automated Cell Block System

14.5
13.7
12.8
12.8
12.9
13
12.2
10.5
10.4
4%
6%
15%
27%
50%
60%
66%
67%
68%

ThinPrep System Advantages
ThinPrep System Advantages
Superiority to
Conventional Pap
ThinPrep Imaging
System
ThinPrep Pap Test Market Share (%)
Estimated New Cases (1,000)
HPV FDA approved
CT/NG FDA approved
Glandular claim
Since ThinPrep
introduction in 1996,
estimated number of
cervical cancer
cases in the US
decreased  28%
1997 1998 1999 2000
2001 2002 2003 2004 2005

ThinPrep Imaging System
ThinPrep Imaging System
Advanced computerized imaging
Dual screening approach
Improves accuracy
Improves lab economics
Increases reimbursement
Decreases labor costs
Improves workflow
Protects ThinPrep
market share
Significant increase
in HSIL

ThinPrep Economic Advantage
~$8.00 ~$20.00 $12.00 $  3.70 Profit
~$1.00 ~$17.00 $16.00 $11.00 Total Cost
5-6 5-6 0.00 0.00 Imaging Fee
0.00 7.00 7.00 2.00 Supplies, etc.
(4.50) 4.50 9.00 9.00 Manual Review
Costs
$9.00 $37.00 $28.00 $14.70 Reimbursement
TIS TPPT CP
Illustrative

ThinPrep Imaging System: Becoming the Standard of Care ThinPrep Imaging System: Becoming the Standard of Care Notes: Imaging started in Q2 of 2003 40% 30% 13% 1%

Cellient
™
Automated Cell Block System
Cellient
™
Automated Cell Block System
Allows individual cells or small tissue samples (<2mm
diameter) to be processed for histological examination
Eliminates operator dependence
Provides standardized, consistent preparations in less
than one hour, and ensures sample chain of custody
Market launch:  Second half 2007
Sold by existing lab sales force
Market opportunity up to $200 million worldwide

Full Term: The Fetal Fibronectin Test Full Term: The Fetal Fibronectin Test Identifies women at risk of preterm birth FDA approved Reimbursement established Market opportunity: $500 million worldwide

Gestiva Gestiva Drug candidate for prevension of preterm birth Orphan drug status Approvable letter October 2006 Market opportunity: $100 million worldwide

A Leading Provider of Innovative Medical Technology International

Marlborough
Cytyc International – Driving Growth Worldwide
Legend
Australia
UK
Iberia
France
Italy
Germany
Switzerland
Hong Kong
Costa Rica
China
Mexico
Brazil
South Africa
So. Korea
Company presence
Key distributors
Japan
Operating in over 20 countries
Canada

International Revenue 2004 – 2006 International Revenue 2004 – 2006 $40 m $52 m $68 m

Europe 44
Asia - Pacific 48
Rest of World 22
Total: 114
$500+ million
annual revenue
opportunity
Additional
upside from
Imager
Tests (Millions)
Global ThinPrep Market Opportunity
Less than 10% market penetration worldwide

$130+ million
annual revenue
opportunity
EA Procedures
(Thousands)
Large Market Opportunity for
NovaSure
Less than 5% market penetration world wide
Europe 140
Asia - Pacific 22
Rest of World 32
Total: 194

Cytyc International Summary
Pursue 3 key growth levers
Capture and solidify diagnostic share
Expand Gyn surgery share and market size
Lay foundation for MammoSite growth
Strengthen our infrastructure to better serve
customers and capture market opportunities

Creating a Global Leader in Women’s Healthcare Continuing a legacy of leading technology, innovation and rapid growth May 21, 2007

Expanded Product Portfolio
Comprehensive Sales Coverage
Ability to Leverage OB/GYN Channel
Significant Cross-Selling Synergies
Enhanced International Presence
Creating a Global Leader in Women’s Healthcare
Market Share Leader in Major Product
Lines
Proven Management Team
Significant Cash Flow Generation
Accretive to Adjusted EPS
1
Within the
First Full Year After Close
Strategic Rationale Combined Strengths
1
Adjusted EPS excludes the write-off and amortization of acquisition-related intangible assets, and related tax effect.

MultiCare
Stereotactic
Biopsy
Discovery
Osteoporosis
Screening
Selenia
Breast Cancer
Screening
MammoSite
Radiation
Therapy
ThinPrep Pap Test & Imaging System
Cervical Cancer Screening
NovaSure
Endometrial
Ablation
Adiana
Contraception
FullTerm - Adeza
Preterm Labor
Best-in-Class Solutions
in
Women’s Healthcare
Suros
Biopsy Systems
Comprehensive Women’s Healthcare Platform

Solutions for Major Women’s Healthcare Issues
Helica
Unpenetrated
1 in 3
Gestiva
International
ThinPrep
Imaging System
International
Tomosynthesis
Suros Celero
Additional
Opportunities
Adiana
FullTerm Fetal
Fibronectin
Discovery
Sahara
NovaSure ThinPrep
Pap Test
Selenia
MultiCare
Suros ATEC
MammoSite
Combined
Offering
High Medium Low High Medium High
Market Growth
$100M $1B+ $400M $110M $2.5B+ $550M $1B
U.S. Market Size
1 in 4 1 in 2
Pregnancies
1 in 2 1 in 5 1 in 138 1 in 8
U.S. Women
Affected
Endometriosis
Permanent
Contraception
Preterm
Labor
Osteoporosis Menorrhagia
Cervical
Cancer
Breast
Cancer
International
NM NM #1 #1 #1 #1 #1
U.S. Market
Position
International
International
International
International
Source: Market research and company estimates.

Permanent financing anticipated to be combination of pre-payable term loan and equity-linked securities
Financing:
Hologic, Inc. (NASDAQ: HOLX), continue Cytyc name Name of NewCo:
Third Quarter of CY2007 Timing to Close:
Shareholders of both companies, customary closing conditions and anti-trust clearance, including HSR and various country filings
Customary Approvals:
Chief Executive Officer: Jack Cumming Management:
Chairman of the Board: Patrick Sullivan
Hologic: 6 Directors
Cytyc:    5 Directors
Board Composition:
Hologic: 45%
Cytyc: 55%
Pro Forma Ownership:
0.520 Hologic shares and $16.50 for each Cytyc share valued at
$46.46 per share or 33% premium, for approximate total
consideration of $2.2B in cash and $4.0B in stock
Purchase Consideration:
Transaction Overview

Multiple platforms to enhance top and bottom line growth
Increased scale through diversification of revenue and
strong margin profile
Enhanced cash flow; LQA EBITDA of ~$436M
Revenue and cost synergy opportunities
Estimated more than $0.10 accretive to adjusted EPS
1
within
the first full year after close, significantly more accretive thereafter
Rapid debt repayment, incremental earnings growth
Financial Rationale
1
Adjusted EPS excludes the write-off and amortization of acquisition-related intangible assets, and related tax effect.

Combined Financial Strength
46% Gross Margin
$161M EBITDA
$724M Revenue
LQA
Hologic
75% Gross Margin
$275M EBITDA
$720M Revenue
LQA
Cytyc
60% Gross Margin
$436M EBITDA
$1.44B Revenue
LQA
Combined Company

FY2008 Guidance and Long Term Outlook
2008 Guidance
Revenue: In excess of $1.70B
Adjusted EPS
1
: $2.35-2.40 / share
Gross margin: 65%
Long-Term Outlook
Revenue Growth: 20%
Adjusted EPS
1
Growth: 20%+
1
Adjusted EPS excludes the write-off and amortization of acquisition-related intangible assets, and related tax effect.

Creating a  Global Leader in Women’s Healthcare
Comprehensive Women’s Healthcare Product Portfolio
– Complementary best-in-class technologies
Expanded Commercial Capabilities
– Expansive U.S. sales channel coverage
– Enhanced presence in key international markets
– Platform for entry into new markets
Opportunity to offer Integrated Solutions
– Screening
– Diagnostics
– Therapeutics

A Leading Provider of Innovative Medical Technology